THE COMPANIES ACTS 1963-2001

                   __________________________________________

                            COMPANY LIMITED BY SHARES

                   __________________________________________


                             ARTICLES OF ASSOCIATION

                                     - of -

                             HERTAL ACQUISITIONS PLC

                        Incorporated on 20 November 2002

                   __________________________________________

                          ADOPTED BY SPECIAL RESOLUTION

                                Passed on o 2003

                   __________________________________________





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                                    CONTENTS

        Clause                                                              Page

        1     Interpretation                                                  1
        2     Table A                                                         8
        3     Public Limited Company                                          8
        4     Share Capital                                                   8
        5     Share Redemption and Purchase                                   8
        6     Provisions applying on every transfer of Ordinary Shares       11
        7     Permitted transfers of Ordinary Shares                         12
        8     Pre-Emption Rights                                             14
        9     Drag-along rights                                              16
        10    Compulsory transfer                                            18
        11    General provisions                                             20
        12    Facility Agreements                                            25
        13    Excess Return                                                  25
        14    Certain further provisions                                     26
        15    Tag Along Rights                                               26
        16    Deferred Shares                                                26

                          THE COMPANIES ACTS 1963-2001

                   __________________________________________

                            COMPANY LIMITED BY SHARES

                   __________________________________________


                             ARTICLES OF ASSOCIATION

                                     - of -

                             HERTAL ACQUISITIONS PLC

                   __________________________________________

                          ADOPTED BY SPECIAL RESOLUTION

                                 Passed on o2003

                   __________________________________________


     1         Interpretation

     1.1       In these Articles:-

               the Act: means the Companies Act 1963 including any statutory modification or re-enactment for the time being in force;

               the Acts: means the Companies Acts 1963 to 2001 and every statutory modification or re-enactment thereof for the time being in force;

               Alchemy: means Alchemy Partners (Guernsey) Limited;

               Asking Price: means the price specified in a Sale Notice;

               Board: means the board of directors of the Company as constituted from time to time;

               business days: means a day (other than a Saturday or Sunday) on which banks and financial markets are open for business in both London and Dublin;

               Completion Date: means [ ] 2003;

               Connected Transferee: means any person to whom an Individual Member shall have transferred shares pursuant to Article 7.3 or 7.4, whether directly or through a series of two or more transfers;

               Deferred Shares: deferred redeemable ordinary shares of US$0.01 each;


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               the Drag Along Target Investor  Threshold:  means the greatest of
               (i) Investor Cost multiplied by two; (ii) such amount as gives the Investors an Investors' IRR of 30% (calculated on the basis that Investors' Cash Flow is determined in US Dollars); and (iii) such amount as gives the Investors an Investors' IRR of 25% (calculated on the basis that Investors' Cash Flow is determined in US Dollars but is converted into Pounds Sterling on the day of expenditure or receipt using the US Dollar/Pounds Sterling spot exchange rate applicable to that day to give an Investor's IRR based on sterling expenditures and receipts, save that the Investor Cost for the day of Completion shall be (pound)66.93m);

               Excess Return: the amount by which the Investor Return exceeds the Target Investor Return;

               Excluded Shareholder: an Ordinary Shareholder (or the holder of any rights to subscribe for Ordinary Shares):-

               (i) who is an employee or consultant of the Company or any of its 51% subsidiaries and who has been served with notice of termination in respect of his employment; or

               (ii) who was, but has ceased to be, an employee of the Company or any of its 51% subsidiaries;

               (iii) who is a Connected Transferee of a person referred to in (i) or (ii) above;

               Facility Agreements: means the Senior Facility Agreement and the Mezzanine Facility Agreement;

               Family  Members:  means the  spouse,  parents and every child and
               remoter   descendant   of   an   Individual   Member   (including
               stepchildren and adopted children);

               Family Trust: in relation to any Individual Member, means trusts established by that Individual Member provided that only such Individual Member and/or Family Member of that Individual Member are capable of being beneficiaries thereof;

               Income Distribution: the distribution of income by the Company to Ordinary Shareholders whether by way of dividend or otherwise;

               Individual Member: means an Ordinary Shareholder who is an individual (or is LLT);

               Intercreditor Deed: shall have the same meaning as in the Senior Facility Agreement;

               Investor Director: means a director appointed as such under the Shareholders Agreement;

               the Investors' Cash Flow: the amount for each day d comprised in the period from the Completion Date to the Realisation Date (inclusive) equal to the difference, if any, between (a) and (b) below (the Investors' Cash Flow being


                                      2
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               negative  if (a) exceeds  (b) and  positive if (b) exceeds  (a)), where in respect of each day d in such period there shall be ascertained:

               (a)  the Investor Cost; and

               (b)  the  receipts  on  such  day  d  comprising   the  following
                    receipts:-

                    (i) cash amounts received by the Investors from the Company on an Income Distribution in respect of the Ordinary Shares or any other shares held by them;

                    (ii) cash amounts received by the Investors from the Company on a Return of Capital in respect of the Ordinary Shares or any other shares held by them;

                    (iii) any cash amounts received by the Investors from the Company or any of its subsidiaries in respect of the Loan Notes held by the Investors including any redemption payments in respect of such Notes, repayments or purchases of such Notes;

                    (iv)      the Investors' Proportion of Realisation Proceeds;

                    (v) any other cash receipt of the Investors from any sale, redemption, repayment, income or capital distribution or release of or interest on any Ordinary Shares, Loan Notes or other shares, security or financial instrument of the Company or any of its subsidiaries or holding companies or any of their subsidiaries;

                    (vi) any cash receipt arising from the realisation of non-cash assets which (had such assets been received by the Investors in the form of cash) would have fallen within the categories referred to in paragraphs (b)(i) to (v) above;

                    and so that references to receipts shall be deemed to be references to amounts received and the date of receipt shall be the date of actual receipt of cleared funds into the Investors' receiving bank account (or the closest estimate thereof in the case of amounts receivable);

               Investor Cost: means the amount subscribed and paid up by the Investors on the date of adoption of these Articles in respect of Ordinary Shares and Loan Notes plus any additional amounts invested by the Investors in the Company and/or its subsidiaries, holding companies or any of their subsidiaries from time to time plus the aggregate of the direct costs of the Investors attributable to making and/or realising (in whole or in part) their investment in Ordinary Shares and Loan Notes and any other shares, security or financial instrument of the Company, any of its subsidiaries or holding companies or any of their subsidiaries;

               Investor Return: means the aggregate of:-

               (i) cash amounts received by the Investors from the Company on an Income Distribution in respect of the Ordinary Shares held by them or any other shares held by them;


                                      3
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               (ii)      cash amounts received by the Investors from the Company
                         on a Return of Capital in respect of the Ordinary Shares held by them or any other shares held by them;

               (iii) cash amounts received by the Investors from the Company or any of its subsidiaries in respect of Loan Notes held by the Investors including any redemption payments in respect of such Notes, repayments or purchases of such Notes;

               (iv)      the Investors' Proportion of Realisation Proceeds;

               (v) any other cash receipt of the Investors from any sale, redemption, repayment, income or capital distribution or release of or interest on any Ordinary Shares, Loan Notes or other shares, security or financial instrument of the Company or any of its subsidiaries or holding companies or any of their subsidiaries; or

               (vi) any cash receipt arising from the realisation of non-cash assets which (had such assets been received by the Investors in the form of cash) would have fallen within the categories referred to in paragraphs (i) to
                         (v) above;

               less the aggregate of the direct costs of the Investors attributable to making and/or realising (in whole or in part) their investment in Ordinary Shares and Loan Notes and any other shares, security or financial instrument of the Company, any of its subsidiaries or holding companies or any of their subsidiaries;

               Investors' Proportion of Realisation Proceeds: the amount of Realisation Proceeds attributable to the Ordinary Shares and Loan Notes (or any other shares or securities of the Company, any of its subsidiaries or holding companies or any of their subsidiaries) held by the Investors;

               Investors' IRR: means the internal rate of return (expressed as a percentage) expressed as an annual percentage "x", where "x" is calculated as follows:-

               (SIGMA)        Cd     = 0
                         -----------
                          (1 + x)n

               Where:-

               Cd      =      the Investors' Cash Flow occurring on that day d

               x       =      the  discount  rate such that,  for example 30% is
                              entered into the formula as 0.3;

               n       =      (d-1)
                              -----
                               365

              (SIGMA)  =      the sum of the series where d = 1 to S (where d is
                              1 in respect of the Completion Date, 2 in respect of the day after the


                                      4
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                              Completion  Date and 366 on the first  anniversary
                              of the Completion Date)

               S       =      the number of days which have elapsed  between the
                              Completion Date and the Realisation Date

               the Investors: means Alchemy, MSD Capital and their respective permitted transferees for as long as they, or their respective nominees, are the holders of Ordinary Shares;

               Listing: means the listing of the Company's, or any holding company's, entire issued share capital on a recognised investment exchange in respect of which a recognition order has been made under the Financial Services and Markets Act 2000 of the United Kingdom, section 290 or a listing of its shares (or of depository receipts representing the same) on any U.S. national securities exchange;

               LLT: means Lifetime Learning Limited;

               Loan Notes: means the Discounted Guaranteed Unsecured Loan Notes 2009 of Hertal (Investments) Limited constituted by a Loan Note Instrument as at the Completion Date and such other loan notes which may be issued pursuant to clause 3.4 of the Shareholders Agreement;

               Mezzanine Facility Agreement: means the agreement dated [ ] 2003 entered into by the Company (1), Hertal (Investments) Limited
               (2), and RBS Mezzanine Limited and Barclays Leveraged Finance (as Joint Lead Mezzanine Arrangers), RBS Mezzanine Limited (as Mezzanine Facility Agent) and Barclays Bank PLC (as Security Agent) (3) and the financial institutions listed therein (including Barclays Bank PLC and RBS Mezzanine Limited) as Mezzanine Lenders (4) under which there is made available to the Company a mezzanine facility of up to $45,000,000 together with all documents to be delivered or executed in connection therewith;

               Mezzanine Warrant Instrument: has the meaning ascribed to it in the Shareholders Agreement;

               MSD Capital: means MSD Portfolio L.P. - Investments acting by its general partner MSD Capital, L.P. for its own account and as nominee for other accounts managed by MSD Capital, L.P.;

               Nominated Alchemy Director: means the Investor Director appointed as such under the Shareholders Agreement;

               Offer: has the meaning ascribed to it in the Shareholders Agreement;

               Ordinary Shares: means ordinary shares of US$0.01 each in the capital of the Company and "Ordinary Shares" means any one of them;

               Ordinary Shareholders: means the holders of Ordinary Shares;

               permitted transferee: any person to whom an Ordinary Shareholder transfers shares in accordance with Article 7;


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               Realisation: a Sale or Listing;

               Realisation Date means:

               (a) in the case of a Listing, the date on which dealings commence in respect of the shares the subject of the Listing; or

               (b)  in the case of a Sale, completion of the Sale;

               Realisation Proceeds means:

               (a) in the event of a Listing, the value placed on all the Ordinary Shares or other shares (or shares in a holding company of the Company) (excluding, for the avoidance of doubt, any shares to be issued by the Company or its holding company on the Listing to raise additional finance for the Company);

               (b) in the event of a Sale, the value of the consideration payable on completion of the Sale in respect of all the Ordinary Shares or other shares, provided that if the consideration for the Sale comprises wholly or in part the issue of securities (not accompanied by a cash alternative)
                    (aa) if the securities will rank pari passu with a class of securities already publicly traded, the value of such securities determined by reference to the closing mid market price of the securities on the latest practical day prior to the Realisation Date, or (bb) if the securities are not of such a class, the value of such securities as determined by an independent investment bank (selected by the Company) in a certificate obtained for the purpose and addressed to the Company;

               Relevant Shares: Ordinary Shares held by LLT or (so far as the same remain held by a Family Member or the trustees of any Family Trusts) the Ordinary Shares originally transferred to the Family Member or trustees in question and any additional Ordinary Shares issued to LLT or such Family Member or trustees by way of capitalisation or acquired by LLT or such Family Member or trustees in exercise of any right or option granted or arising by virtue of the holding of the Ordinary Shares or any of them or the membership thereby conferred;

               Remuneration Committee: the committee referred to in Clause 7.6.2 of the Shareholders Agreement;

               Return of Capital: the return of capital by the Company to Ordinary Shareholders whether by liquidation or otherwise;

               Sale:

               (a) the sale of the whole of the issued Ordinary Shares to a single purchaser (or to one or more purchasers as part of a single transaction); or

               (b) the sale of less than the whole of the issued Ordinary Shares in circumstances where the Company has received advice satisfactory to it that the purchaser or purchasers is or are (or will upon the agreement or agreements for such sale becoming unconditional be) entitled to acquire


                                       6
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                    that part of the  issued  Ordinary  Shares  not agreed to be
                    acquired   pursuant  to  such  agreement  or  agreements  in
                    accordance with the provisions of s204 of the Act or pursuant to Article 9;

               Sale  Notice:   means  a  written  notice  served  by  a  Selling
               Shareholder on the Company in accordance with Article 8.1;

               Selling Shareholder: means an Ordinary Shareholder other than an Excluded Shareholder who wishes to transfer Ordinary Shares or any beneficial interest therein other than a transfer to which
               Article 7 applies;

               Senior Facility Agreement: means the agreement dated [ ] 2003 entered into by the Company (1), Hertal (Investments) Limited (2) and The Royal Bank of Scotland plc, Barclays Leveraged Finance (as Joint Arrangers) and Barclays Bank PLC (as Facility Agent and Security Agent) (3) and the financial institutions listed therein (including Barclays Bank PLC and The Royal Bank of Scotland plc) as Lenders (4) under which The Royal Bank of Scotland plc and Barclays Bank plc have made available to the Company term loan and working capital facilities of up to $135,000,000 together with all documents to be delivered or executed in connection therewith;

               Shareholders Agreement: means the agreement of o 2003 made between, inter alios, Patrick McDonagh ("Mr McDonagh") (1) LLT
               (2) Barry O'Callaghan ("Mr O'Callaghan") and others (3); the Investors (4); the Company (6) Hertal (Investments) Limited (6) and RBSM (Investments) Limited and Barclays RVCF Investments Limited (7) as amended from time to time;

               shares: means shares in the capital of the Company of whatever class;

               Specified Shareholders: one or more Shareholders who on their own or together meet the requirements for exercising rights under
               Article 9 pursuant to the provisions of Articles 9.2.1, 9.2.2 and 9.2.3;

               the Target Investor Return: means the amount of the Investor Cost multiplied by three;

               the Underwriting Arrangements: the arrangements relating to the partial underwriting of the partial share alternative contained in the Offer; and

               Warrantholder:  as defined in the Mezzanine  Warrant  Instrument;
               and

               Warrants: has the meaning ascribed to it in the Shareholders Agreement.

     1.2 Words and expressions defined in the Act have the same meanings in these Articles, unless inconsistent with the context.

     1.3       Any  reference  to  51%   subsidiaries  is  to  be  construed  in
               accordance with section 9(1)(a) of the Taxes Consolidation Act, 1997.

     1.4 The renunciation of a right to be allotted shares shall be treated as if it were a transfer of those shares and therefore shall be governed by Articles 6 to 9.


                                       7
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     1.5       Notwithstanding  any  other  provisions  contained  herein  these
               Articles shall be subject to the terms of the Intercreditor Deed and the Facility Agreements.

     2         Table A

     2.1 The regulations contained or incorporated in Part I of Table A in the First Schedule to the Act ("Part I of Table A") and in regulation 7 of Part II of Table A in the First Schedule to the Act shall apply to the Company, save insofar as they are varied or excluded by, or are inconsistent with, the following Articles.

     2.2 In regulation 1 of Part I of Table A, the words "and in the Articles of Association adopting the same" shall be inserted after the word "regulations" where it first appears in the last paragraph of that Regulation.

     2.3 The first sentence of regulation 24 and regulations 75, 79, 92 to 97, 91, 103, 84, 133 and 138 of Part I of Table A do not apply.

     3         Public Limited Company

               The Company is a public limited company.

     4         Share Capital

               The share capital of the Company at the date of adoption of these Articles is US$1,474,789.98 divided into 143,668,998 Ordinary Shares and 3,810,000 Deferred Shares.

     5         Share Redemption and Purchase

     5.1       Redemption

               Subject to the provisions of the Acts, any shares may be issued or converted on the terms that they are or, at the option of the Company are, liable to be redeemed on such terms and in such manner as the Company before the issue or conversion of the shares may determine, and such shares may subsequently be redeemed or purchased by the Company

     5.2       Share Purchase

               The Company (and any subsidiary for the time being of the Company) is authorised to purchase any shares of and in the Company (including any redeemable shares for the time being) in accordance with the provisions of Part XI of the Companies Act, 1990 (the "1990 Act") PROVIDED THAT:

     5.2.1 no purchase by the Company of its own shares will take place unless they have been sanctioned by the Company by special resolution in general meeting and otherwise in accordance with Sections 212 to 217 of the 1990 Act;

     5.2.2 for so long as there are any convertible shares or debentures in issue, no purchase by the Company of its own shares will take place unless it is sanctioned by a resolution passed at a separate class meeting of the holders of any such convertible shares or debentures;


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     5.2.3     the  minimum  price  which may be paid for the  shares  purchased pursuant to this Article will be the par value thereof; and

     5.2.4 if purchases are by tender, tenders will be available to all shareholders alike.

     5.3       Any shares  purchased in  accordance  with  paragraph 5.2 of this
               Article:

     5.3.1     may be cancelled by the Company in which case the  provisions  of
               Section 208 of the 1990 Act shall apply as if the shares had been cancelled on redemption; and/or

     5.3.2 may be held by the Company as treasury shares in which case the provisions of Sections 209 (1) to 209 (4) inclusive of the 1990 Act shall apply; and/or

     5.3.3 subject to sub-Sections (5) and (6) of Section 209 of the 1990 Act may be re-issued as shares of any class or classes.

     5.4       Share Issues

     5.4.1 Save as provided in regulations 130 and 131 of Part I of Table A (relating to bonus issues) and in Article 5.4.2, no share in the capital of the Company will be issued except as follows:

               5.4.1.1 the shares shall be offered for subscription to the Ordinary Shareholders in proportion to the numbers of Ordinary Shares then held by them respectively for cash and in all respects upon the same terms per share;

               5.4.1.2 such offers shall be made by notice to each of the Ordinary Shareholders stating the total number of shares so offered, the number thereof offered to that Ordinary Shareholder, the price per share, the date for subscription and the date (being not less than 14 days after the date upon which the notice is given) by which the offer, if not accepted, will be deemed to have been rejected;

               5.4.1.3 any shares in respect of which such an offer to Ordinary Shareholders is accepted shall be allotted on the basis of such offer and such Ordinary Shareholder will be obliged to subscribe accordingly;

               5.4.1.4 if an Ordinary Shareholder subscribes for all the shares so offered to him or it and other Ordinary Shareholders reject or are deemed to reject the offer made to them, Mr McDonagh, Mr O'Callaghan and the Investors (together the "Primary Investors") may within 7 days after such subscription subscribe pro rata to the shares in the capital of the Company held by them for the shares in respect of which the offer was rejected as aforesaid upon the terms of the offer;

               5.4.1.5 if any of the Primary Investors reject any offer made to them pursuant to Article 5.4.1.4 then any accepting Primary Investors may subscribe in whole or in part for any rejected offer by a

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                         Primary  Investor,  in the case of competition  between
                         any accepting Primary Investors, pro rata to their then respective shareholdings in the Company, and thereafter
                         the  Company  may   procure   that  any  other   person
                         subscribes for any remaining shares provided that such other person first entered into an agreement with the Ordinary Shareholders in such terms (if any) as is required pursuant to the Shareholders Agreement; and

               5.4.1.6 the benefit of an offer to allot shares or of the contract arising out of the acceptance thereof cannot be assigned or transferred by the offeree.

               For the purposes of this Article 5.4.1 each holder of Warrants shall be deemed to be an Ordinary Shareholder as if each had exercised his or their Warrants in full.

     5.4.2     The provisions of Article 5.4.1 shall not apply to:-

               5.4.2.1   the  grant  in   accordance   with  the  terms  of  the
                         Shareholders Agreement of options to subscribe for Ordinary Shares pursuant to the share option scheme of the Company from time to time adopted in accordance with the terms of the Shareholders Agreement and in force and the issue of such Ordinary Shares upon the exercise of any such option;

               5.4.2.2 the issue of any Ordinary Shares pursuant to the Offer and/or pursuant to the Underwriting Arrangements; and

               5.4.2.3 the issue of Warrants pursuant to the Mezzanine Warrant Instrument and the allotment and issue of Ordinary Shares pursuant to those Warrants or otherwise pursuant to rights and/or obligations under the Mezzanine Warrant Instrument;

               5.4.2.4 an issue of shares in the capital of the Company which is approved in accordance with Clause 8.1 of the Shareholders Agreement provided that if such issue is an issue of shares to a Related Party of any of the Investors, Mr McDonagh or Mr O'Callaghan (in circumstances other than where there exists a Default or a Look Forward Default (as such terms are defined in the Shareholders Agreement)) the terms of such issue are not oppressive to the other Ordinary Shareholders or otherwise in disregard of their interests as members.

                         For the purpose of Article 5.4.2.4 above:-

                         (i) a "Related Party" of a person shall mean a person or persons:-

                              (a)  who in relation to him is a connected person,
                                   as   defined  in  section  10  of  the  Taxes
                                   Consolidation Act,, 1997; or

                              (b) with whom he is acting in concert, as defined in the Irish Takeover Panel Act, 1997 (and

                                   Alchemy's role or the role of any of its associates as investment adviser shall not be deemed to make its clients act in concert); and

                         (ii) the  phrases   "oppressive"   and   "otherwise  in
                              disregard of their interests as members" shall have the same meaning such phrases have for the purposes of Section 205(1) of the Act.

     5.4.3 Subject as provided in Article 5.4.1, the Directors are generally and unconditionally authorised to exercise all powers of the Company to allot relevant securities (as defined for the purposes of section 20 of the Companies (Amendment) Act, 1983) up to an amount equal to the authorised but as yet unissued share capital of the Company as at the Completion Date, and such authority will expire five years from the Completion Date save that the Company may before such expiry make an offer or agreement which would or might require relevant securities to be allotted after such expiry and the Directors may allot relevant securities in pursuance of such offer or agreement as if the authority conferred hereby had not expired. Section 23(1) of the Companies (Amendment) Act, 1983 is hereby excluded in its application in relation to all allotments by the Company of equity securities (as defined for the purposes of that section) referred to in Articles 5.4.1 and 5.4.2 pursuant to the authority conferred by the first sentence of this Article 5.4.3.

     6         Provisions applying on every transfer of Ordinary Shares

     6.1 Shareholders are not entitled to transfer any interest in Ordinary Shares and the directors may not register a transfer of Ordinary Shares by any such transferring Shareholder unless:-

     6.1.1 it is expressly permitted by Article 7 or has been made in accordance with Articles 8, 9, 10 or 15 (as appropriate); and

     6.1.2 (if required pursuant to the Shareholders Agreement) the proposed transferee has entered into an agreement to be bound by the Shareholders Agreement in the form required by the Shareholders Agreement.

     6.2 In the event of an infringement of this Article, the relevant shareholder shall be bound to give a Sale Notice in accordance with Article 8 in respect of all the Ordinary Shares in which he is interested.

     6.3 For the purpose of ensuring that a transfer of Ordinary Shares is permitted under these Articles or that there has been no breach of these Articles (inter alia as referred to in Article 6.2), the directors (acting by a majority) may from time to time require any member or the legal personal representative of any deceased member or any person named as transferee in any transfer lodged for registration to furnish to the Company such information and evidence as the directors may think fit regarding any matter which they may deem relevant to such purpose. Failing such information or evidence being furnished to the satisfaction of the directors within a reasonable time after request, the directors shall be entitled to refuse to register the transfer in question or, in case no other transfer is in question, to require by notice in writing that a Sale Notice be given in respect of the Ordinary Shares concerned. If such information or evidence discloses that a

               Sale Notice ought to have been given in respect of any shares, the directors may by notice in writing require that a Sale Notice be given in respect of the Ordinary Shares concerned. In any case where the directors have duly required a Sale Notice to be given in respect of any Ordinary Shares and such Sale Notice is not duly given within a period of 14 days, or such longer period as the directors may allow for the purpose, such Sale Notice shall (except and to the extent that a transfer permitted under these Articles of any such Ordinary Shares shall have been lodged) be deemed to have been given on the date after the expiration of the said period as the directors may by resolution determine and the provisions of these Articles relating to Sale Notices shall take effect accordingly save that the Asking Price shall be calculated as provided in Article 10.4.1.

     7         Permitted transfers of Ordinary Shares

     7.1 A shareholder which is a body corporate may transfer Ordinary Shares to a member of the same group (meaning a subsidiary or holding company of the body corporate or a subsidiary of a holding company of the body corporate) if the transferee gives an undertaking to the Company that if the transferee ceases to be a member of the same group, all its shares in the Company will, before the cessation, be transferred to another member of the same group.

     7.2 A shareholder who holds Ordinary Shares as nominee or trustee for a limited partnership or unit trust or a shareholder that is a limited liability company or limited partnership which is primarily a vehicle for institutional investors or high net worth individuals may transfer those Ordinary Shares:-

     7.2.1 to another nominee or trustee for the limited partnership, limited liability company or unit trust;

     7.2.2 on a distribution in kind under the relevant partnership agreement or trust deed, to the partners of the limited partnership or their nominees or the holders of units in the unit trust or their nominees or on a distribution in kind under the relevant limited liability company agreement to the members of the limited liability company or their nominees; or

     7.2.3 to a limited partnership, unit trust or investment trust, limited liability company or investment trust (or to a nominee or trustee for any of the foregoing) which is primarily a vehicle for institutional investors or high net worth individuals and which is advised or managed by the adviser or manager of the former limited partnership or unit trust.

     7.3 Mr McDonagh and Mr O'Callaghan may each transfer Ordinary Shares held by them for bona fide tax planning reasons provided that they have obtained the prior written approval of the Nominated Alchemy Director in the case of Mr O'Callaghan and the prior written approval of the Board in the case of Mr McDonagh (such consent not to be unreasonably withheld or delayed in either case) save that no such approval shall be given in circumstances where a transfer of Ordinary Shares pursuant to this Article 7.3 would give rise to a Change of Control (as such term is defined in the Senior Facility Agreement).

     7.4 An Individual Member (not being a holder of the shares concerned as a trustee) may at any time transfer any Ordinary Shares:-

     7.4.1     to a Family Member of his; or

     7.4.2     to trustees to be held on Family Trusts applicable to him

               provided, in each case, that the prior written consent of the Nominated Alchemy Director has been obtained (not to be unreasonably withheld or delayed) and provided further that the aggregate number of shares so transferred does not exceed 20% of the aggregate of the shares held by such Individual Member on or immediately after the Completion Date.

     7.5 Where shares have been transferred under Article 7.4.2 or under Articles 7.5.1 or 7.5.2 to trustees of Family Trusts, the trustees and their successors may transfer all or any of the Relevant Shares as follows:-

     7.5.1 on any change of trustees, the Relevant Shares may be transferred to the trustees for the time being of the Family Trusts concerned;

     7.5.2 pursuant to the terms of such Family Trusts or in consequence of the exercise of any power or discretion vested in the trustees or any other person, all or any of the Relevant Shares may be transferred to the trustees for the time being of any other Family Trusts of the same Individual Member or deceased or former Individual Member or to any Family Member of the relevant Individual Member or deceased or former Individual Member who has become entitled to the Relevant Shares.

     7.6 In the event that (i) a person holding Relevant Shares as a result of the provisions of Article 7.4 ceases to be a Family Member of the Individual Member concerned, or (ii) any Relevant Shares held either by trustees cease to be held on Family Trusts, or (iii) LLT ceases to be within the control of the person who controlled LLT on the Completion Date (otherwise, in each case, where an authorised transfer of those shares has been made) and the Relevant Shares are not transferred to a permitted transferee under this Article 7 within 10 days of such cessation, the shareholder holding the shares shall notify the directors in writing that that event has occurred and the shareholder shall be bound, if and when required in writing by the directors to do so, to give a Sale Notice in respect of the Relevant Shares (save that the Asking Price shall be calculated in accordance with
               Article 10.4.1), such Sale Notice, once given, to be irrevocable and the provisions of Article 8 shall apply in respect of the Relevant Shares.

     7.7 Transfers (including any deemed transfers) may be made by Mr O'Callaghan and persons to whom he may have transferred Ordinary Shares pursuant to Articles 7.3 or 7.4 to the Investors pursuant to rights contained in Clause 4.15 of the Shareholders Agreement.

     7.8 Transfers may be made by Mr O'Callaghan and/or Mr McDonagh in accordance with Clause 10.4 of the Shareholders Agreement.

     7.9 Any Ordinary Shareholder who is not (i) an employee or consultant of the Company or one of its 51% subsidiaries, (ii) Mr
               O'Callaghan (or any of his permitted transferees), (iii) Mr McDonagh (or any of his permitted transferees), (iv) LLT, or (v) an Investor (in each case a "Restricted Shareholder") may transfer in any calendar year up to 70,000 Ordinary Shares registered in their name to any person whose identity is approved in writing in advance by the

               Board. Such transfers may be made by giving notice to the Company of the intended transfer and the proposed identity of the transferee. The Board will, within 30 business days of receipt of such notice, give written notice to the proposed transferor of whether such transfer is approved. The Board shall be entitled to refuse to register any proposed transferee who is a competitor of the Company or any of its subsidiaries, a person with whom the Company or any of the subsidiaries currently has or has previously had a material business relationship, has an aggregate shareholding in the Company at that time in excess of 1% of the issued share capital of the Company (but ignoring for these purposes Mr O'Callaghan, Mr McDonagh and the Investors) or is any other person whom the Board believes it is not in the best interests of the Company to have as a shareholder.

     7.10 Transfers may be made by any of Mr O'Callaghan (or his permitted transferees), Mr McDonagh (or his permitted transferees) or the Investors pursuant to Clause 10.5 of the Shareholders Agreement.

     7.11      Any holder of a  beneficial  interest  or  interests  in Ordinary
               Shares who is not a Restricted Shareholder ("Beneficial Transferor") shall be entitled to transfer such beneficial interest or interests in Ordinary Shares to another person who is, at the time of the transfer, already a beneficial holder of Ordinary Shares ("Beneficial Transferee") subject to the satisfaction of the following conditions:-

     7.11.1 both the Beneficial Transferor and the Beneficial Transferee shall be beneficial holders of Ordinary Shares on the date upon which the Offer becomes or is declared unconditional in all respects ("Settlement Date");

     7.11.2    any such transfer occurs after the Settlement Date;

     7.11.3 the Ordinary Shares in respect of which the Beneficial Transferor is proposing to transfer the beneficial interest were registered in the name of Davy Nominees Limited on the Settlement Date and immediately prior to the proposed transfer;

     7.11.4 the Ordinary Shares in respect of which the Beneficial Transferee is the beneficial owner were registered in the name of Davy Nominees on the Settlement Date and on the date of the proposed transfer; and

     7.11.5 there is no change in the registered holder of such Ordinary Shares as a result of the proposed transfer.

     8         Pre-Emption Rights

     8.1 A Selling Shareholder shall serve a Sale Notice on the Company stating the number of shares he wishes to transfer (the "Sale Shares") and the Asking Price per Sale Share.

     8.2 The Selling Shareholder may state in the Sale Notice that he is only willing to transfer all the Sale Shares (a "total transfer condition"), in which case no Sale Shares can be sold unless offers are received for all of them.

     8.3 The Sale Notice shall make the Company the agent of the Selling Shareholder for the sale of the Sale Shares on the following terms, which the Company shall notify to the other Ordinary Shareholders within seven days of receiving the Sale Notice:-

     8.3.1     the price for each Sale Share is the Asking Price;

     8.3.2 the Sale Shares are to be sold free from all liens, charges and encumbrances together with all rights attaching to them;

     8.3.3 each of the other Ordinary Shareholders (except those who are Compulsory Sellers for the purposes of Article 10) is entitled to buy the Sale Shares in proportions reflecting, as nearly as possible, the nominal amount of their existing holdings of Ordinary Shares; an Ordinary Shareholder is entitled to buy fewer Sale Shares than his or its proportional entitlement;

     8.3.4 Ordinary Shareholders may offer to buy any number of the Ordinary Shares that are not accepted by the other Ordinary Shareholders on the first offer (the "Excess Shares");

     8.3.5     any total transfer condition specified pursuant to Article 8.2.

     8.4 21 days after the Company's despatch of the terms for the sale of the Sale Shares (the "Closing Date"):-

     8.4.1     the Sale Notice shall become irrevocable;

     8.4.2 an Ordinary Shareholder who has not responded to the offer in writing shall be deemed to have declined it; and

     8.4.3 each offer made by an Ordinary Shareholder to acquire Sale Shares shall become irrevocable.

     8.5 If any Ordinary Shareholder declines (or is deemed to have declined) the offer (in whole or in part), each Ordinary Shareholder who offered to buy Excess Shares shall be entitled to a number of Excess Shares reflecting, as nearly as possible, the number of Excess Shares he offered to buy as a proportion of the total number of Excess Shares for which offers were received.

     8.6 Within seven days after the Closing Date, the Company shall notify the Selling Shareholder and the Ordinary Shareholders who offered to buy Sale Shares of the result of the offer and, if any Sale Shares are to be sold pursuant to the offer:-

     8.6.1 the Company shall notify the Selling Shareholder of the names and addresses of the Ordinary Shareholders who are to buy Sale Shares and the number to be bought by each;

     8.6.2 the Company shall notify each Ordinary Shareholder of the number of Sale Shares he is to buy; and

     8.6.3 the Company's notices shall state a place and time, between seven and 14 days later, on which the sale and purchase of the Sale Shares is to be completed.

     8.7 If the Selling Shareholder does not transfer all or any of the Sale Shares in accordance with Article 8.6, the directors may authorise any director to transfer the Sale Shares on the Selling Shareholder's behalf to the buying Ordinary Shareholders concerned against receipt by the Company of the Asking Price per Sale Share. The Company shall hold the Asking Price in trust for the Selling Shareholder without any obligation to pay interest. The Company's receipt of the Asking Price shall be a good discharge to the buying Ordinary Shareholder. The directors shall then authorise registration of the transfer once appropriate stamp duty has been paid. The defaulting Selling Shareholder shall surrender his share certificate for the Sale Shares to the Company and, forthwith on such surrender, the Company shall pay to him or it the Asking Price for the Sale Shares.

     8.8 If, by the Closing Date, the Company has not received offers for all the Sale Shares, the Selling Shareholder may within the next two months transfer the Sale Shares for which offers were not received (or, if the Sale Notice contained a total transfer condition, all the Sale Shares) to any person at no less than the Asking Price per Sale Share, with any other terms being no more favourable than those in the Sale Notice.

     8.9 If a Selling Shareholder becomes an Excluded Shareholder the directors may at any time thereafter by notice in writing to such Selling Shareholder revoke any Sale Notice given by such Selling Shareholder prior to that event and the provisions of Article 10 shall then apply, provided that such revocation shall be without prejudice to any sale of Sale Shares the subject of a Sale Notice completed prior to such revocation.

     9         Drag-along rights

     9.1 In the event that all Specified Shareholders procure that a member (or members) of a purchasing group makes an offer ("the Drag Offer") open for acceptance for at least three business days ("the Acceptance Period") to purchase all or (in the circumstances referred to in Article 9.2.3 only) some of the issued Ordinary Shares and Warrants at the same consideration (and in the same form of consideration) per Ordinary Share or Warrant (whether (subject to Article 9.2.3 (ii)) in cash, securities or otherwise or in any combination) which the Specified Shareholders have accepted or will accept in respect of their entire holding of Ordinary Shares (other than where the Specified Shareholders are persons referred to in Article 9.2.3 and the Drag Offer does not extend to the shares held by the Specified Shareholders), then following the expiry of the Acceptance Period the Specified Shareholders (or any of them) shall give notice in writing to all (but not some) of the Ordinary Shareholders and Warrantholders to whom the Drag Offer was made who have not accepted the Drag Offer within the Acceptance Period ("the Remaining Shareholders") requiring them within 2 business days of the date of the notice to transfer all (but not some) of their holdings of Ordinary Shares and/or Warrants (as the case may be) to the specified member or members of the purchasing group. Written notice under this Article 9.1 shall be accompanied by all documents required to be executed by the relevant Remaining Shareholder to give effect to the required transfer.

     9.2 For the purposes of Article 9.1, Specified Shareholders shall be Ordinary Shareholders who meet the condition or conditions referred to in one of Articles 9.2.1, 9.2.2 and 9.2.3 as follows:-

               9.2.1.1 Ordinary Shareholders holding in aggregate more than 75% of the Ordinary Shares (such shareholders to include (in each case if they are still Ordinary Shareholders at that time) the holders (in the case of the Investors) of the majority of the Ordinary Shares held by the Investors, Mr McDonagh and Mr O'Callaghan); and

               9.2.1.2 where the purchaser or members of the purchasing group is a Related Party (as defined in Article 5.4.2.4) of the Specified Shareholders or any of them, the purchaser or members of the purchasing group have obtained an opinion from a reputable investment bank addressed to the Remaining Shareholders stating that the terms of the Drag Offer are fair and reasonable;

               in which case the Drag Offer shall be made to all the Ordinary Shareholders and Warrantholders (including the Specified Shareholders) and the Specified Shareholders shall accept the Drag Offer;

     9.2.2 an Investor or Investors holding a majority of all the Ordinary Shares held by the Investors in circumstances in which:-

               (i) the Drag Offer is made and the notice on the Remaining Shareholders under Article 9.1 is served after the fifth anniversary of the Completion Date; and

               (ii) the amount being received by the Investors on such sale in respect of their Loan Notes does not exceed the amount they would have been entitled to receive if a redemption of the Loan Notes took place on the date on which the Drag Offer completed; and

               (iii) none of the members of the purchasing group is an entity in which Alchemy has a direct or indirect interest representing more than 5% of the economic value of such entity (unless any such interest is obtained pursuant to such Drag Offer and is made available pro rata to all Ordinary Shareholders);

               in which case the Drag Offer shall be made to all Ordinary Shareholders and Warrantholders (including the Specified Shareholders) and the Specified Shareholders shall accept the Drag Offer;

     9.2.3 either or both of Mr O'Callaghan and Mr McDonagh in circumstances where:-

               (i) the Drag Offer is made and the notice on the Remaining Shareholders under Article 9.1 is served on or prior to the fifth anniversary of the Completion Date;

               (ii) the consideration to be received by the Ordinary Shareholders to whom the Drag Offer is made on completion of the Drag Offer is cash and the amount of such cash to be received by the Investors gives the Investors an aggregate return of an amount not less than the Drag Along Target Investor Threshold; and

               (iii) where the purchaser or members of the purchasing group are connected with Mr O'Callaghan or Mr McDonagh, the Company and the purchaser or members of the purchasing group have entered into a binding commitment with the Investors and Warrantholders pursuant to Clauses 14.3 and 14.8 of the Shareholders Agreement and either Mr O'Callaghan or Mr McDonagh (as the case may be) (or both of them if they are each connected with the purchaser or members of the purchasing group) has represented in writing to the Investors that he or they are not actually aware that any higher offer has been made or will be made to them for the Company (or substantially all the business and assets of the Company) within the immediately ensuing period of two months from the date of such representation in which case the Drag Offer shall be made to all (but not some) of the Investors and the Warrantholders but not to any of the other Ordinary Shareholders.

     9.3 A member of a purchasing group for the purposes of Article 9.1 shall mean a person or such person and any other person:-

     9.3.1     who in  relation  to him is a  connected  person,  as  defined in section 10 of the Taxes Consolidation Act, 1997; or

     9.3.2 with whom he is acting in concert, as defined in the Irish Takeover Panel Act 1997 (and Alchemy's role or the role of any of its associates as investment adviser shall not be deemed to make its clients act in concert).

     9.4 If any Remaining Shareholder ("Defaulting Shareholders") shall fail to transfer any shares as required by Article 9.1, the directors may authorise any individual to execute on behalf of and as attorney for the Defaulting Shareholders any necessary instruments of transfer against receipt by the Company of the purchase proceeds for such shares and the directors shall authorise the registration of the relevant member of the purchaser's group as the holder of the shares (subject only to the payment of stamp duty (if relevant)). The Company's receipt of the purchase proceeds shall be a good discharge to the relevant member of the purchaser's group, and the Company shall thereafter hold the same on trust for the Defaulting Shareholders (without any requirement to account for interest thereon). Each Defaulting Shareholder shall surrender his or its share certificate or, if lost, an indemnity for such lost certificate, to the Company and forthwith on such surrender the Company shall pay to him or it the purchase proceeds for such shares. After the name of the relevant member of the purchaser's group has been entered into the register of members in purported exercise of these powers, the validity of the proceedings shall not be questioned by any person.

     9.5 While Article 9 applies to a Remaining Shareholder's shares, those shares may not be transferred otherwise than under Article 9.

     9.6       For the avoidance of doubt the  pre-emption  rights  contained in
               Article 8 shall not apply to any transfer or proposed transfer to which this Article 9 relates.

     10        Compulsory transfer

     10.1 Article 10 applies to an Ordinary Shareholder (other than Mr McDonagh and Mr O'Callaghan or their Connected Transferees) who becomes an Excluded

               Shareholder (whether or not such person is an Ordinary Shareholder at the time he becomes an Excluded Shareholder or becomes an Ordinary Shareholder at any time after becoming an Excluded Shareholder).

     10.2 The Board following the binding recommendation of the Remuneration Committee may at any time and from time to time serve notice requiring such Ordinary Shareholder (or his personal representatives in the case of his death) (a "Compulsory Seller") to offer some or all of his Ordinary Shares ("Compulsory Seller's Shares"), in the following order of priority (unless the Remuneration Committee resolves that the order of priority of such persons shall be otherwise) to:-

     10.2.1    a person or persons intended to take the employee's place;

     10.2.2 any of the existing employees of the Company or any of its 51% subsidiaries;

     10.2.3 participants or potential participants in, or trustees of an employees' share scheme of the Company and its 51% subsidiaries; and/or

     10.2.4 any other person or persons approved by the Nominated Alchemy Director and Mr O'Callaghan, except that the Compulsory Seller's Shares shall not be offered to Investors except pro rata in accordance with their respective shareholdings (together the "Offerees').

     10.3 The Board's notice may reserve the Nominated Alchemy Director and Mr O'Callaghan the right to finalise the identity of the Offerees once the price for the Compulsory Seller's Shares has been agreed or certified.

     10.4 The Compulsory Seller shall then offer his Compulsory Seller's Shares to the Offerees free from all liens, charges and encumbrances and together with all rights attaching to them on the following terms:-

     10.4.1 the price for the Compulsory Seller's Shares shall be the price agreed between the Compulsory Seller and the Remuneration Committee or, if they do not agree a price within 14 days of the Board's notice, the price certified by independent accountants of repute or a corporate finance house appointed by agreement between the Board and the Compulsory Seller (or in the absence of agreement between them, by the President of the Institute of Certified Accountants), acting as experts and not as arbitrators, to be:-

               10.4.1.1 the market value which is in the opinion of the auditors/accountants likely to result in a sale of the Compulsory Seller's Shares immediately after the cessation of employment; or

               10.4.1.2 if the employment ceases less than one year after the date of grant of any options to subscribe for the Sale Shares, the issue price of the Compulsory Seller's Shares if more

     10.4.2    within seven days after the price has been agreed or certified:-

               10.4.2.1 the Company shall notify the Compulsory Seller of the names and addresses of the Offerees and the number of Compulsory Seller's Shares to be offered to each;

               10.4.2.2 the Company shall notify each Offeree of the number of Sale Shares on offer to him; and

               10.4.2.3 the Company's notices shall specify the price per share and state a date, between seven and 14 days later, on which the sale and purchase of the Sale Shares is to be completed (the "Transfer Completion Date").

     10.5 By the Transfer Completion Date the Compulsory Seller shall deliver stock transfer forms for the Sale Shares, with the relevant share certificates, to the Company. On the Transfer Completion Date the Company shall pay the Compulsory Seller, on behalf of each of the Offerees, the agreed or certified price for the Sale Shares to the extent the Offerees have put the Company in the requisite funds. The Company's receipt for the price shall be a good discharge to the Offerees. The Company shall hold the price in trust for the Compulsory Seller without any obligation to pay interest.

     10.6 To the extent that Offerees have not, by the Transfer Completion Date, put the Company in funds to pay the agreed or certified price, the Compulsory Seller shall be entitled to the return of the stock transfer forms and share certificates for the relevant Compulsory Seller's Shares and the Compulsory Seller shall have no further rights or obligations under Article 10 in respect of those Compulsory Seller's Shares.

     10.7 If a Compulsory Seller fails to deliver stock transfer forms for Compulsory Seller's Shares to the Company by the Transfer Completion Date, the directors may (and shall, if requested by the Nominated Alchemy Director or Mr O'Callaghan) authorise any director to transfer the Compulsory Seller's Shares on the Compulsory Seller's behalf to each Offeree to the extent the Offeree has, by the Transfer Completion Date, put the Company in funds to pay the agreed or certified price for the Sale Shares offered to him. The directors shall then authorise registration of the transfer once appropriate stamp duty has been paid. The defaulting Compulsory Seller shall surrender his share certificate for the Compulsory Seller's Shares to the Company. On surrender, he shall be entitled to the agreed or certified price for the Compulsory Seller's Shares.

     10.8 While Ordinary Shares are liable to be Compulsory Seller's Shares by virtue of Article 10.2, they may not be transferred without the prior approval of the Remuneration Committee.

     11        General provisions

     11.1      Shareholders' meetings and resolutions

     11.1.1 Regulation 50 of Part I of Table A is modified by the insertion of the words "or the Nominated Alchemy Director acting alone" after the second word of that regulation and the insertion of the words "for a date not later than twenty eight days after receipt of the requisition" after the word "requisition" on the third line of that regulation.

     11.1.2 Regulation 54 of Part I of Table A is modified by the deletion of the second sentence and the substitution for it of the words "A person or persons (being a member or a proxy for a member or a duly authorised representative of a corporation) holding or representing at least 50% in nominal value of the Ordinary Shares in issue shall be a quorum".

     11.1.3 A corporation which is a member of the Company may, by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting of the Company or at any meeting of any class of members of the Company. The person so authorised is entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual member.

     11.1.4 A poll may be demanded by the chairman or by any member present in person or by proxy and entitled to vote and regulation 59 of
               Part I of Table A is modified accordingly.

     11.1.5 Where an ordinary resolution of the Company is expressed to be required for any purpose, a special or extraordinary resolution is also effective for that purpose, and where an extraordinary resolution is expressed to be required for any purpose, a special resolution is also effective for that purpose.

     11.1.6 Regulation 66 of Part I of Table A is modified by the inclusion after the word "shall" of the phrase "unless the directors otherwise determine".

     11.1.7 Regulation 68 of Part I of Table A is modified by the addition at the end of the following sentence: "Deposit of an instrument of proxy shall not preclude a member from attending and voting at the meeting or at any adjournment of it."

     11.1.8 Regulation 70 of Part I of Table A is modified by the deletion of the words "deposited at" and by the substitution for them of the words "left at or sent by post or by facsimile transmission to", by the substitution in line 6 of the words, "one hour" in place of "48 hours" and by the substitution in line 8 of the words "one hour" in place of "48 hours".

     11.2      Number of directors

               Unless otherwise determined by ordinary resolution, the number of directors (other than alternate directors) is not subject to any maximum and the minimum number is two.

     11.3      Alternate directors

     11.3.1 Any director (other than an alternate Director) may at any time appoint another director, or any other person willing to act (who need not be approved by resolution of the directors), to be an alternate director of the Company and may at any time remove any alternate director appointed by him from office.

     11.3.2 An alternate director shall be entitled to receive notices of all meetings of the directors and to attend and vote as a director at any such meetings at which the director appointing him is not personally present, and generally to perform all the functions of his appointor as a director.

     11.4 A director acting as an alternate for one or more other directors:-

     11.4.1 shall be counted only once for the purpose of determining the presence of a quorum;

     11.4.2 shall have, in addition to his own vote, one vote for each director for whom he acts as alternate.

     11.5 An alternate director shall cease to be an alternate director if his appointor ceases for any reason to be a director, provided that if any director retires by rotation but is re-elected by the meeting at which such retirement took effect, any appointment made by him pursuant to this Article which was in force immediately prior to his retirement shall continue to operate after his re-election as if he had not retired.

     11.6 The appointment of an alternate director shall automatically determine on the happening of any event which, if he were a director, would cause him to vacate such office or if he resigns his office by notice to the Company.

     11.7 All appointments and removals of alternate directors shall be effected in writing signed by the director making or revoking such appointment delivered to or left or received at the office and shall take effect in accordance with the terms of the notice on receipt of such notice at the office.

     11.8      Appointment, retirement and removal of directors

     11.8.1 The directors are not subject to retirement by rotation and any reference in any regulation of Table A to retirement by rotation is to be disregarded.

     11.8.2 The Company may by ordinary resolution appoint a person who is willing to act to be a director either to fill a vacancy or as an additional director.

     11.8.3 A person appointed by the directors to fill a vacancy or as an additional director need not retire from office at the annual general meeting next following his appointment and the last sentence of regulation 100 of Part I of Table A is deleted.

     11.8.4 The holders of a majority of the shares giving the right to vote at general meetings may at any time and from time to time by serving notice on the Company remove any director from office and appoint any person to be a director. A removal or appointment takes effect when the notice is received by the Company or on a later date specified in the notice.

               Article 11.4.4 does not apply to the removal or appointment of an Investor Director or Mr O'Callaghan or Mr McDonagh (or a director nominated by either of them).

     11.9      Disqualification and removal of directors

     11.9.1    The office of a director shall be vacated if:-

               11.9.1.1 he ceases to be a director by virtue of any provision of the Act or he becomes prohibited by law from being a director;

               11.9.1.2  he  becomes   bankrupt  or  makes  any  arrangement  or
                         composition with his creditors generally;

               11.9.1.3 he resigns his office by notice in writing to the Company;

               11.9.1.4 he has for more than six consecutive months been absent without permission of the directors from meetings of directors held during that period and his alternate director (if any) has not during such period attended any such meetings instead of him, and the directors resolve that his office be vacated; or

               11.9.1.5 (other than in the case of the Investor Directors and Mr O'Callaghan and Mr McDonagh (or a director nominated by either of them)) he is removed from office by notice addressed to him at his last-known address and signed by all his co-directors.

     11.9.2 A person voting against a resolution under section 182 of the Act to remove an Investor Director, Mr O'Callaghan, Mr McDonagh (or a director nominated by either of them) is deemed, in respect of that resolution, to have five times the votes of a person voting in favour of the resolution and regulation 63 of Part I of Table A is modified accordingly.

     11.10     Proceedings of directors

     11.10.1 Regulation 101 of Part I of Table A is modified by the deletion of the last sentence and the substitution for it of the following sentence: "Every director shall receive notice of a meeting, whether or not he is absent from Ireland. A director may waive the requirement that notice be given to him of a board meeting either prospectively or retrospectively."

     11.10.2 The quorum for the transaction of the business of the directors shall be an Investor Director appointed by Alchemy and either of Mr O'Callaghan or Mr McDonagh (or a director appointed by either of them) ("the Quorate Persons") unless any of such persons has been given reasonable written notice of such meeting, waives that right to attend or has appointed an alternate director who attends or similarly waives his right to attend, in which case the quorum shall be two directors. Regulation 102 of Part I of Table A is amended accordingly.

     11.10.3 If a meeting of the Board is not quorate as a result of any of the Quorate Persons failing to attend, waiving their right to attend, not appointing an alternate to attend or their alternate not waiving their right to attend then a Meeting shall be reconvened for a date being not less than seven business days later which shall be quorate notwithstanding the failure of any Quorate Person failing to attend, waive their rights to attend, not appointing an alternate to attend or their alternate not waiving their right to attend.

     11.10.4 Any director or his alternate may validly participate in a meeting of the directors or a committee of directors through the medium of conference telephone or similar form of communication equipment if all persons participating in the meeting are able to hear and speak to each other throughout such meeting. A person participating in this way is deemed to be present in person at the meeting and is counted in a quorum and entitled to vote. Subject to the Acts, all business transacted in this way by the directors or a committee of the directors is for the purposes of the Articles deemed to be validly and effectively transacted at a meeting of the directors or of a committee of the directors although fewer than two directors or alternate directors are physically present at the same place. The meeting is deemed to take place where the largest group of those participating is assembled or, if there is no such group, where the chairman of the meeting then is.

     11.10.5 Meetings of the Board shall take place no less frequently than once per calendar month and at least five business days' notice shall be given to each director provided that with the consent of the Nominated Alchemy Director, board meetings may be held more or less frequently and convened on more or less notice.

     11.10.6 Without prejudice to the obligation of any director to disclose his interest in accordance with section 194 of the Act, a director may vote at a meeting of directors or of a committee of directors on any resolution concerning a matter in which he has, directly or indirectly, any interest or duty. The director shall be counted in the quorum present when any such resolution is under consideration and if he votes his vote shall be counted.

     11.11     Borrowing powers of directors

               The directors may exercise all the powers of the Company to borrow and raise money and to mortgage and charge all or any part of the undertaking, property and uncalled capital of the Company and, subject to the provisions of the Act, to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

     11.12     Dividends

               The directors may deduct from any dividend or other moneys payable to a person in respect of a share any amounts due from him to the Company on account of a call or otherwise in relation to a share.

     11.13     Capitalisation of profits

               The directors may, with the authority of an ordinary resolution of the Company, resolve that any shares allotted under regulation 130 or 130A of Part I of Table A to any member in respect of a holding by him of any partly paid shares rank for dividends, so long as those shares remain partly paid, only to the extent that those partly paid shares rank for dividend and regulation 130 and 130A of Part I of Table A are modified accordingly.

     11.14     Notices

     11.14.1 A notice sent by post to an address within Ireland is deemed to be given 24 hours after posting, if pre-paid as first class, and 48 hours after posting, if pre-paid as second class. A notice sent by post to an address outside Ireland is deemed to be given four days after posting, if pre-paid as airmail. Proof that an envelope containing the notice was properly addressed, pre-paid and posted is conclusive evidence that the notice was given. A notice not sent by post but left at a member's registered address is deemed to have been given on the day it was left.

     11.14.2 Where the Articles require notice to be given by the holders of a stated percentage of shares, notice may consist of several documents in similar form each signed by or on behalf of one or more shareholders.

     11.15     Indemnity

     11.15.1 Subject to the provisions of the Act, but without prejudice to an indemnity to which he may otherwise be entitled, every director, alternate director or secretary of the Company shall be indemnified out of the assets of the Company against all costs, charges, losses and liabilities incurred by him in the proper execution of his duties or the proper exercise of his powers, authorities and discretions including, without limitation, a liability incurred defending proceedings (whether civil or criminal) in which judgment is given in his favour or in which he is acquitted or which are otherwise disposed of without a finding or admission of material breach of duty on his part, or in connection with any application in which relief is granted to him by the court from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of the Company.

     11.15.2 The directors may exercise all the powers of the Company to purchase and maintain insurance for the benefit of a person who is a director, alternate director, secretary or auditor, or former director, alternate director, secretary or auditor, of the Company or of a company which is a subsidiary of the Company or in which the Company has an interest (whether direct or indirect), or who is or was trustee of a retirements benefit scheme or another trust in which a director, alternate director or secretary or former director, alternate director or secretary is or has been interested, indemnifying him against liability for negligence, default, breach of duty or breach of trust or any other liability which may lawfully be insured against by the Company.

     12        Facility Agreements

     12.1 Notwithstanding any other provision of these Articles, no payment shall be made or agreed to be made by the Company in respect of any shares or share capital (whether by way of dividend, distribution, purchase or redemption, or by way of reduction or return of share capital) if such payment is prohibited or restricted by the terms of the Facility Agreements.

     12.2 No dividend, distribution or other amount payable in respect of shares in the capital of the Company (whether made pursuant to the provisions of these Articles or otherwise) will constitute a debt of the Company unless permitted to be paid and paid strictly in accordance with the provisions of the Facility Agreements.

     13        Excess Return

               In the event of, and conditional upon the occurrence of a Realisation by the fifth anniversary of the Completion Date, the Investors shall, upon receipt by them of all the cash proceeds of such Realisation (and pro rata to their respective holdings of Ordinary Shares), make a payment or payments to a new bank account set up by the Company of such amount as shall equal 15% of the proceeds of the Excess Return. The Company shall as soon as practicable following receipt of such amount(s) into such new bank account make a payment (in one or more tranches) to each Ordinary Shareholder who was an Ordinary Shareholder immediately prior to such Realisation (other than to an Investor or holder of Warrants) of an amount which bears the same proportion of the monies in such account as the number of Ordinary Shares held by such Ordinary Shareholders immediately prior to such Realisation bears to the number of Ordinary Shares held by all Ordinary
               Shareholders (other than those held by the Investors or as a result of the conversion of any of the Warrants) immediately prior to such Realisation.

     14        Certain further provisions

     14.1 A resolution in writing executed by or on behalf of each member who would have been entitled to vote on it if it had been proposed at a general meeting at which he was present shall be as effective as it had been passed at a general meeting properly convened and held. Such a resolution shall be by means of an instrument or contained in an electronic communication sent to such address (if any) for the time being notified by or on behalf of the Company for that purpose and may consist of several instruments or several electronic communications, each executed in such manner as the directors may approve by or on behalf of one or more of the members, or a combination of both and Regulation 109 of Part I of Table A, is modified accordingly.

     14.2 The instrument of transfer of a share may be in any usual form or in any other form which the directors may approve and shall be executed by or on behalf of the transferor only and Regulation 22 of Part I of Table A, is modified accordingly.

     15        Tag Along Rights

     15.1.1 In the event that (i) Mr McDonagh (or LLT) and/or (ii) Mr O'Callaghan propose to transfer any of their Ordinary Shares (other than pursuant to Articles 7 or 9 or pursuant to Clauses 4.14, 4.15, 10.4 or 10.5 of the Shareholders Agreement) prior to the registration of the transfer of such Ordinary Shares, he or they shall procure that the proposed transferee has made an offer to buy a percentage of the Ordinary Shares held by each of the other Ordinary Shareholders and of the Warrants held by each Warrantholder equivalent to the Ordinary Shares (expressed as a percentage of his total holdings of Ordinary Shares) which he or they propose to transfer on terms that the proposed transferee's offer shall be as follows:-

     15.1.2    the offer shall be open for acceptance for at least 21 days; and

     15.1.3 the consideration for each Ordinary Share and Warrant Share (as such term is defined in the Mezzanine Warrant Instrument) shall be the consideration (whether in cash, securities or otherwise or in any combination) equivalent to that which is proposed to be paid for each Ordinary Share whose proposed transfer has led to the offer.

     16        Deferred Shares

     16.1 The holders of Deferred Shares shall not be entitled to receive notice of general meetings of the Company or vote thereat.

     16.2 The holders of Deferred Shares shall not be entitled to receive dividends or to participate in any distribution of profits of the Company.

     16.3 The Deferred Shares may not be redeemed at a price per share in excess of the US$ equivalent of (euro)0.01 at the time of a redemption